EXHIBIT 10.1

PROMISSORY NOTE

Dated: October 23, 2025

FOR VALUE RECEIVED, and intending to be legally bound, Primus Acquisition Inc., a Delaware corporation (the “Maker”), with an address at 55 NE 5th Ave., Suite 401, Boca Raton, Florida 33432, hereby unconditionally and irrevocably promises to pay to the order of Mark Tompkins, an individual (the “Payee”) with an address at Apt. 1, Via Guidino 23, 6900 Lugano, Paradiso, Switzerland, in lawful money of the United States of America, the sum of any and all amounts that the Payee may advance to the Maker or any other third parties on behalf of the Maker as set forth on Schedule A attached hereto, which may be amended from time to time as funds are advanced (the “Principal Amount”) on or before the date (the “Maturity Date”) that the Maker (or a wholly owned subsidiary of the Maker) consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Maker would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) (“Transaction”). In the event a Transaction is consummated, the proceeds received by the Maker or a subsidiary of the Maker shall first be used to repay the entire outstanding unpaid Principal Amount and then any accrued unpaid interest on this Note.

Interest shall not accrue on the outstanding Principal Amount of this Promissory Note unless as set forth below in the event of an Event of Default (as defined below). This Promissory Note may be prepaid in whole or in part at any time or from time to time prior to the Maturity Date.

For purposes of this Promissory Note, an “Event of Default” shall occur if the Maker shall: (i) fail to pay the entire Principal Amount of this Promissory Note when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings.

In the event that an Event of Default has occurred, the Payee or any other holder of this Promissory Note may, by notice to the Maker, declare this entire Promissory Note to be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Promissory Note shall automatically become due and payable without any notice or other action by Payee. Commencing five days after the occurrence of any Event of Default, interest shall accrue on the outstanding Principal Amount of this Promissory Note and any other amounts payable hereunder (including costs of collection) at the rate of eighteen percent (18%) per annum on the basis of a 360-day year.

The non-exercise or delay by the Payee or any other holder of this Promissory Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. No waiver of any right shall be effective unless in writing signed by the Payee, and no waiver on one or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

Should any part of the indebtedness evidenced hereby be collected by law or through an attorney-at-law, the Payee or any other holder of this Promissory Note shall, if permitted by applicable law, be entitled to collect from the Maker all reasonable costs of collection, including, without limitation, attorneys’ fees.

All notices and other communications must be in writing to the address of the party set forth in the first paragraph hereof and shall be deemed to have been received when delivered personally (which shall include via an overnight courier service) or, if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid. The parties may designate by notice to each other any new address for the purpose of this Promissory Note.

Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Promissory Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note.

This Promissory Note shall be binding upon the successors and assigns of the Maker, and shall be binding upon, and inure to the benefit of, the successors and assigns of the Payee.

This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned Maker has executed this Promissory Note as of the date first written above.

MAKER:

PRIMUS ACQUISITION INC.

By:	/S/ Ian Jacobs
Ian Jacobs
President

Schedule A

(as of ____________, 2025)

	Amount	Date of Advance

$

Aggregate Principal Amount	$

4